UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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COPSYNC, INC.
(Name of Registrant as Specified in Its Charter)

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COPSYNC, INC.
P.O. Box 802108
Dallas, Texas 75380-2108

Dear Stockholder:

The enclosed Information Statement is being mailed to you on or about February 24, 2015, by COPsync, Inc., a Delaware corporation, to advise you that our Board of Directors and the holders of a majority of our outstanding shares have taken the following actions by written consent dated February 9, 2015 approving:

(1)	the election of five directors to serve on the Board of Directors; and

(2)	amendments to the Company’s 2009 Long-Term Incentive Plan with respect to the following:

a.	clarifying the definition of the fair market value used to determine the option exercise price during such time that our shares are traded on an “over-the-counter” market;

b.	increase the number of common stock shares that may be granted under the Plan from 10,000,000 shares to 20,000,000 shares; and

c.	automatic stock option grants for outside Board members who have served at least six months, pursuant to the “formula plan” described below

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of our voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

WE are NOT asking you for a Proxy and you are requested NOT to send us a Proxy.

Sincerely,

Ronald A. Woessner
Chief Executive Officer

COPSYNC, INC
P.O. Box 802108
Dallas, Texas 75380-2108

INFORMATION STATEMENT

ABOUT THIS INFORMATION STATEMENT

General

COPsync, Inc., a Delaware corporation (“COPsync,” the “Company”, “we”, “us”, or “our”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of February 17, 2015 (the “Record Date”) of actions taken by our stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part.

Important Notice Regarding the Internet Availability of this Information Statement.

This Information Statement is available at https://materials.proxyvote.com/21712 and our Annual Report on Form 10-K for the year ended December 31, 2013 is available on the U.S. Securities and Exchange Commission’s Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding our Company.

If you do not have access to the Internet, you may request a copy of it or any exhibits thereto without charge by writing to our Chief Executive Officer at COPsync, Inc., P.O. Box 802108, Dallas, Texas 75380-2108.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Summary of the Corporate Actions

Our Board of Directors (the “Board”) approved these actions on December 16, 2014 (the “Board Approval Date”) and the holders of a majority of the Company’s issued and outstanding voting securities approved the following on February 9, 2015 (the “Written Consent Date”):

(1)	the election of five directors to serve on the Board of Directors; and

(2)	amendments to the Company’s 2009 Long-Term Incentive Plan (the “2009 Plan”) with respect to the following:

a.	clarifying the definition of the fair market value used to determine the option exercise price during such time that our shares are traded on an “over-the-counter” market;

b.	increase the number of common stock shares that may be granted under the Plan from 10,000,000 shares to 20,000,000 shares; and

c.	automatic stock option grants for outside Board members who have served at least six months, pursuant to the “formula plan” described below

The Information Statement is first being mailed on or about February 24, 2015 to the Company’s stockholders of record as of the Record Date.

The Company’s principal executive offices are located at 16415 Addison Road, Suite 300, Addison, Texas 75001.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Under the Delaware General Corporation Law (the “DGCL”), the Company’s election of directors and the amendments to the 2009 Plan may be approved, without a meeting of stockholders, by a resolution of the Board, followed by the written consent of stockholders representing a majority of the voting power of our outstanding shares. As of the Record Date, the Company had 202,052,444 shares of Common Stock outstanding. The Company also had 100,000 Series A Preferred Stock and 375,000 Series B Preferred Stock outstanding, which have the right to vote as 75,000,000 and 21,737,689 shares of Common Stock, respectively. Taken together, the cumulative outstanding Company shares that were entitled to vote as of the record date were 298,790,133. The written consent was executed by the holders of 150,123,254 shares of stock, representing a majority of the voting power of our stock. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required.

Dissenters’ Rights of Appraisal

The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares of Common Stock.

Notice Pursuant to the Delaware General Corporation Law and Company Bylaws

Pursuant to Section 228(e) of the DGCL and that certain Investors’ Rights Agreement, dated October 14, 2009, between the Company and certain purchasers of the Company’s Series B Preferred Stock (the “Investor Rights Agreement”), the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 5 of the Investor Rights Agreement and Section 228(e) of the DGCL. Furthermore, the Actions will be effective after twenty (20) days following the date on which this Information Statement is mailed to stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and other equity securities with the SEC on a timely basis.  Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, we believe all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed on a timely basis all such required reports during and with respect to our 2014 fiscal year.

ITEM 1

ELECTION OF DIRECTORS

The persons listed below, all of whom currently serve on our Board of Directors, have been elected to serve as a director, in connection with the action taken by a majority of COPsync stockholders on the Written Consent Date. These directors will serve until a successor for such director is elected and qualified or until the death, resignation or removal of such director.

Set forth below is information regarding our current Board of Directors:

Name	Position	Age	Year First Elected Director
Russell D. Chaney	Chairman of the Board	53	2008
Ronald A. Woessner	Chief Executive Officer and Director	57	2010
J. Shane Rapp	President, Corporate Secretary, Treasurer & Director	38	2008
Joel Hochberg	Director	80	2009
Joseph R. Alosa	Director	75	2011
Robert L. Harris	Director	39	2012

Each person has agreed to serve, and our Board of Directors has no reason to believe that any person will be unavailable or will decline to serve. In the event, however, that any person is unable or declines to serve as a director, the Board will nominate and elect someone to fill the vacancy.

The business experience of our directors is as follows:

Russell D. Chaney serves as Chairman of the Board and leads our business development and strategic alliance activities.  Mr. Chaney has served as our Chairman of the Board since April 2008 and previously served as our Chief Executive Officer from April 2008 through October 1, 2010.  Mr. Chaney also served as our Chief Financial Officer for most of that period.  Prior to joining us, Mr. Chaney served as co-founder and Chief Executive Officer of PostInk Technology, LP, our predecessor, from March 2003 until April 2008.  Prior to founding PostInk Technology, Mr. Chaney worked with eBay, Inc. from March 2003 until March 2004, serving the eBay Motors and CARad.com division, as well as Dean of Education for the eBay Motors University.  Before joining eBay, Mr. Chaney served as co-founder and Chief Executive Officer of CARad.com until its acquisition by eBay in March 2003.  Mr. Chaney completed his law enforcement training with San Antonio College in 1989 and immediately began serving as a Deputy Constable in Comal County, Texas, where he continues to serve currently.  Mr. Chaney received an Associate's Degree - Criminal Justice from Southwest Texas State University.  We believe that Mr. Chaney’s qualifications to serve on our board of directors include his past positions with us as our Chief Executive Officer and Chief Financial Officer, his status as a co-founder of our business and his extensive experience in law enforcement.

Ronald A. Woessner was elected as our Chief Executive Officer, effective October 1, 2010 and was appointed as a member of our board of directors in June 2011.  Mr. Woessner has worked in a senior executive or legal capacity at publicly-held, start-up and emerging technology companies for over twenty years.  Prior to his appointment as our Chief Executive Officer in August 2010, Mr. Woessner worked with us in a consulting capacity. From 1998 until 2009, he served as senior vice president and general counsel for Zix Corporation (NASDAQ: ZIXI), a subscription-based, encrypted email SaaS services provider that enables healthcare and financial institutions to comply with HIPAA and GLBA, and its predecessors-in-interest.  We believe that Mr. Woessner’s qualifications to serve on our board of directors include his position as our Chief Executive Officer and his extensive experience in management of emerging technology companies and SaaS service providers.

J. Shane Rapp has served as our President and as a member of our board of directors since April 2008.  Prior to joining us, Mr. Rapp served as co-founder and President of PostInk Technology, LP from March 2003 until April 2008.  Prior to joining PostInk Technology, Mr. Rapp served as co-founder and President of CARad.com from January 2000 until March 2003, where he managed CARad.com's Texas office and its employees.  After CARad.com was acquired by eBay, Inc. in March 2003, Mr. Rapp served eBay's Automobile Dealers and Software Developers as an instrumental liaison.  Mr. Rapp graduated from the San Antonio Police Academy in 1997.  He then began serving as a Deputy Constable for Comal County, Texas.  Mr. Rapp furthered his law enforcement education by obtaining a Texas Communications Officers Certification and a Texas Communications Officers Supervisors Certification.  In 2004, Mr. Rapp was elected to the position of Constable for Precinct #4 in Comal County, Texas.  Mr. Rapp continues to serve in that position.  We believe that Mr. Rapp’s qualifications to serve on our board of directors include his position as our President, his status as a co-founder of our business and his extensive experience in law enforcement.

Joel Hochberg has served on our board of directors since October 2009.  He is the designee to our board of directors of our Series B Convertible Preferred Stock, who have the right to designate one Board member to our Board of Directors.  Since December 2006, Mr. Hochberg has been self-employed, manages his personal investments and acts as a consultant and advisor to various businesses.  During 2005 and 2006, Mr. Hochberg served as a consultant to Microsoft Corporation.   We believe that Mr.

Hochberg’s qualifications to serve on our board of directors include his experience in the software industry, his significant business and investment experience in general, and his leadership of the investor group that invested in our Series B Preferred Stock.

Joseph R. Alosa has served on our board of directors since June 2011.  Mr. Alosa is the Chief Executive Officer of the Profile Group and Pasty’s, based in Concord, New Hampshire.  Mr. Alosa currently operates over a dozen successful transportation industry companies throughout New England and brings decades of business experience working with law enforcement agencies in the Northeast.  He serves on numerous community and professional boards in New Hampshire and has served as a representative member of the New England Advisory Board for the Federal Reserve Bank of Boston.  Mr. Alosa is an honors graduate of the Stanford Graduate School’s Executive Management Program.   We believe that Mr. Alosa’s qualifications to serve on our board of directors include his leadership and experience in the transportation industry, his working with law enforcement agencies in the Northeast and his significant business and investment experience in general.

Robert Harris has served on our board of directors since November 2012.  Mr. Harris is the chief executive officer of Mainland Bank, in the Houston, Texas area. He is also a principal at the investment fund of 824 Highway 3 Investments, L.P., which holds an investment in the Company.  We believe that Mr. Harris’ qualifications to serve on our board of directors include his knowledge of economic trends influencing industries he services, and his management skills, involving financial operations.

Information on our non-director executive officer, as of December 31, 2014, is as follows:

Name	Age	Position
Barry W. Wilson	66	Chief Financial Officer

Barry W. Wilson became our Chief Financial Officer in November 2010.  Mr. Wilson has worked for over twenty-three years in a variety of accounting and financial capacities at publicly-held, start-up and emerging, technology companies.  He served from May 2001 to August 2009 in various capacities for Zix Corporation, most recently as chief financial officer and treasurer from November 2006 to October 2008 as well as vice president of accounting and finance from November 2008 to August 2009.  Mr. Wilson is a licensed certified public accountant with a degree in accounting from Point Park University, Pittsburgh, PA.

ITEM 2

APPROVAL OF AMENDMENTS TO 2009 LONG-TERM INCENTIVE PLAN

Introduction

The Board approved the following amendments on the Board Approval Date and a majority of our stockholders approved the Amendments on the Written Consent Date:

Overview of Amendments

The 2009 Plan was amended to:

•
clarify the definition of the fair market value used to determine the option exercise price during such time that our shares are traded on an “over-the-counter” market (see Amendment No. 1 on page 21 below);

•
increase the maximum number of common stock shares that may be granted under the Plan from 10,000,000 shares to 20,000,000, of which no more than 2,000,000 options may be granted to any one person (see Amendment No. 2 on page 21 below); and

•	adopt a “formula plan” granting an automatic Option to outside Board members who have served a minimum of six months (see Amendment No. 3 on page 21 below)

The purpose for amending the 2009 Plan was to enhance our ability to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with a proprietary interest in the Company parallel to that of our stockholders through the granting of incentive stock options, nonqualified stock options, stock and restricted stock. Stockholder approval of these amendments is required pursuant to Article 9 of the 2009 Plan and Section 162(m) of the Code.

Summary of the 2009 Long-Term Incentive Plan, as amended

The following is a summary of certain provisions of the 2009 Long-Term Incentive Plan, as amended (the “Amended Plan”). This summary is qualified in its entirety by reference to the 2009 Plan itself, which is available at www.sec.gov.

Administration

Our Board of Directors will administer the Amended Plan until such time as we can form a committee comprised of non-employee directors within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Eligibility

Any employee (including an Employee who is also a director or an officer), Consultant or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Amended Plan; provided that only Employees of the Company or any Subsidiary may be eligible to receive Incentive Stock Options. Actual award determinations, including the terms and conditions of any awards and the interpretation of the Amended Plan will be made and approved by the Board of Directors.

Types of Awards

Awards under the Amended Plan may be in the form of an Incentive Stock Option, Nonqualified Stock Option or Restricted Stock. Awards may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its subsidiaries.

Maximum Amount Available for Options

Subject to adjustment in connection with changes in capitalization, the maximum number of shares of Common Stock in respect of which Options may be made issued under the Amended Plan shall be a total of 20,000,000 shares of Common Stock. Of the additional 10,000,000 Common Stock authorized by this amendment, no participant may be granted Options for more than 2,000,000 shares of Common Stock in the aggregate during the term of the Amended Plan. Options that expire, lapse, or are cancelled or forfeited nonetheless continue to count against the 2,000,000 share limit. Of the 20,000,000 shares available under the Amended Plan, options to purchase 9,994,999 shares were outstanding, and 0 shares have been issued, as of the record date.

Capital Adjustments

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the (i) the number of shares and type of Common Stock (or the securities or property) that thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the Option Price of each outstanding Award, and (iv) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number.  In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award.  Notwithstanding the foregoing, no such adjustment or cash payment may be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Stock Option to violate Section 422 of the Code.  Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Assignability

Except as otherwise provided in Article 15, Section 7 of the 2009 Plan, stock option awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative.

Grant of Awards

Generally

The grant of an Award shall be authorized by the Board and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Board, but (i) not inconsistent with the Plan and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Board approves the issuance of an Award.  Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan must be submitted to the Company’s stockholders for approval; however, the Board may grant Awards under the Plan prior to the time of stockholder approval.  Any such Award granted prior to such stockholder approval will be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

Option Price

The Option Price for any share of Common Stock that may be purchased under a Nonqualified Stock Option may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock that may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price must be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

Maximum ISO Grants

The Board may not grant Incentive Stock Options under the Amended Plan to any Employee that would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000.  To the extent any Stock Option granted under this Plan that is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option.  In such case, the Board shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

Restricted Stock

Subject to the restrictions and conditions in Article 6, Section 4 of the 2009 Plan, if Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Board shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, that the Board determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan and to the extent a Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  The provisions of Restricted Stock need not be the same with respect to each Participant.

Payment of Exercise Price

The purchase or exercise price for an award under the Amended Plan may be paid by means of any lawful consideration, as determined by the Board, including: services rendered by the award recipient; cash, check, or electronic funds transfer; notice and third party payment; delivery of previously owned shares of Common Stock; a reduction in the number of shares otherwise deliverable pursuant to the award; or pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards. Shares of Common Stock used to satisfy the exercise price of an option will be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares until it receives full payment of the exercise or purchase price therefore and any related withholding obligations and other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in an applicable award agreement, the Board may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award by any method other than cash. The plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

Securities Laws

The Amended Plan is intended to conform with all of provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. The Amended Plan will be administered, and awards will be granted and may be exercised and/or paid, only in such a manner as to conform to such laws, rules and regulations.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Amended Plan and the disposition of shares acquired pursuant to exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

The Code requires that, for treatment of an option as an incentive stock option, shares acquired through exercise of an incentive stock option cannot be disposed of before the later of (1) two years from grant or (2) one year from exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or exercise. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the above-mentioned holding periods, the difference between the exercise price and the amount realized upon disposition of the shares will be long-term capital gain or loss. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If the holder of shares acquired through exercise of an incentive stock option disposes of those shares within the holding periods, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the exercise date or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections. Finally, if an incentive stock option becomes first exercisable in any year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified share option for federal income tax purposes.

No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a nonqualified option”). Upon exercise of a non-qualified option, the participant will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections. In the event of a sale of shares received upon the exercise of a non-qualified option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The Amended Plan is intended to satisfy an exception from Section 162(m) with respect to grants of options.

Awards Under the Amended Plan

The following tables set forth, as of the Record Date, information regarding the benefits or amounts that have been received or will be allocated to each of the following persons under the Amended Plan:

Executive Group
2009 Long-Term Incentive Plan, as Amended
Name and Position	Dollar Value	Number of Units
Ronald A. Woessner, CEO	$0	0
Barry W. Wilson, CFO	$0	0
Russell D. Chaney, Chairman	$0	0
Group Total:	$0	0

Non-Executive Director Group
2009 Long-Term Incentive Plan, as Amended
Name and Position	Dollar Value	Number of Units
Joseph R. Alosa, Non-Exec. Dir.	$23,888	60,000
Joel Hochberg, Non-Exec. Dir.	$23,888	60,000
Robert L. Harris, Non-Exec. Dir.	$23,888	60,000
Group Total:	$71,664	180,000

As amended, pursuant to Amendment No. 3 (see page 21 below), the Amended Plan provides that an outside Board member who has served a minimum of six months is awarded:
•	a 50,000 automatic option grant upon his or her initial election or appointment; and
•	an annual 60,000 option on the first business day of each year

These options will vest over a 3-year period, with 33% vesting on the one-year anniversary of the date of grant, and the remainder vesting ratably over the next eight quarters.

Non-Executive Officer Employee Group*
2009 Long-Term Incentive Plan, as Amended
Name and Position	Dollar Value	Number of Units
J. Shane Rapp, President	$0	0
Wade Powell, VP of Technology	$214,500(1)	550,000
Herbert Severin, VP of Strategic Business Initiatives	$0	0

Jay Greene, VP of Operations	$0	0
Andrew Cilia, VP of Engineering	$0	0
Group Total:	$0	0
*Option grants to non-executive employees to be approved by Board from time-to-time per current practice.

(1) Option was granted on the Company’s standard terms: (a) Option price is the greater of $0.10 per share or closing price on the day of grant; (b) 1/3 vests on 1-year anniversary; and (c) remainder vests quarterly and pro-rata.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information about our common stock that may be issued upon the exercise of options, warrants and rights under all of the our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	(Column A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(Column B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(Column C) Number of Securities Remaining Available for Issuance Under Equity Compensation Plan (excluding securities reflected in (Column A)

Equity Compensation Plans approved by security holders:
2009 Long-Term Incentive Plan	9,025,000	$0.09	10,975,000

Equity Compensation Plans not approved by security holders:	N/A	N/A	- -

TOTAL	9,025,000	$0.09	10,975,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of December 31, 2014, concerning beneficial ownership of our capital stock held by (1) each person or entity known by us to beneficially own more than 5% of any class of our voting securities, (2) each of our directors, (3) each of our named executive officers, and (4) all of our current directors and executive officers as a group.  Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.  Percentages are calculated based on 202,052,444 shares of our common stock, 100,000 shares of our Series A preferred stock and 375,000 shares of our Series B preferred stock outstanding as of December 31, 2014.  The address for our officers and directors is P.O. Box 802108 Dallas, Texas 75380-2108.

	Common Stock Beneficially Owned			Series A Preferred Stock Beneficially Owned		Series B Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class	Number of Shares Beneficially Owned	Percentage of Class	Number of Shares Beneficially Owned	Percentage of Class	Percentage of Voting Power (10)
Russell D. Chaney	46,011,975	(1)	22.5%	100,000	100.0%	--	--	41.0%

J. Shane Rapp	15,993,259	(2)	7.8%	100,000	100.0%	--	--	30.9%

Ronald A. Woessner	8,010,306	(3)	3.8%	--	--	--	--	1.3%

Barry W. Wilson	1,250,000	(4)	*	--	--	--	--	--

Joel Hochberg	5,787,496	(5)	2.8%	--	--	118,750	31.7%	1.6%

Joe Alosa	2,612,496	(6)	1.3%	--	--			*

Robert Harris	9,033,335	(7)	4.4%	--	--			2.5%

Byron Cook	3,000,000	(8)	1.4%	--	--	75,000	20.0%	1.02%
2200 Arcady Lane, Corsicana, TX 75110

Global Vision Hldg.	2,000,000	(8)	1.0%	--	--	50,000	13.3%	*
c/o Hochberg Holdings 317 Ocean Blvd., Golden Beach, FL 33160

Griggs Family L.T.	1,250,000	(8)	*	--	--	31,250	8.3%	*
8200 Rio Bend Ct., North Richland Hills, TX 76182

SDS Holding LP	1,000,000	(8)	*	--	--	25,000	6.7%	*
c/o Hochberg Holdings 317 Ocean Blvd., Golden Beach, FL 33160

Bill Journey	1,000,000	(8)	*	--	--	25,000	6.7%	*
1700 Honey Brook, Prosper, TX 75078

RSIV, LLC	1,070,990	(9)	*	100,000	100.0%	--	--	25.8%
42320 FM 3159 Canyon Lake, TX 78133

W K Paxton Jr & Angela S. Paxton TTEES Paxton Family Living Trust	1,000,000	(8)	*	--	--	25,000	6.7%	*
201 W Virginia Street McKinney, Texas 75069

All directors and executive officers, as a group (7 persons)	87,627,877		38.9%	100,000	100.0%	118,750	31.7%	52.3%
*           Represents less than 1% of class.

(1)
Includes 37,572,677 shares held by Mr. Chaney directly, 7,218,308 shares held jointly with his spouse, 150,000 shares purchasable by Mr. Chaney’s spouse within 60 days under an option agreement, 970,990 shares held by RSIV, LLC, which is controlled by Mr. Chaney and Mr. Rapp, and 100,000 shares issuable upon conversion of 100,000 shares of our Series A preferred stock held by RSIV, LLC.

(2)
Includes 14,922,269 shares held by Mr. Rapp directly, 970,990 shares held by RSIV, LLC, which is controlled by Mr. Chaney and Mr. Rapp, and 100,000 shares issuable upon conversion of 100,000 shares of our Series A preferred stock held by RSIV, LLC.

(3)
Includes 3,700,000 shares held by Mr. Woessner directly, 2,000,000 shares purchasable by Mr. Woessner within 60 days under an option agreement, 1,690,531 shares issuable upon conversion of two convertible promissory notes held by Mr. Woessner and 619,775 shares issuable upon conversion of a convertible promissory note held by Mr. Woessner’s spouse.

(4)	Includes 1,250,000 shares purchasable by Mr. Wilson within 60 days under an option agreement.
(5)
Includes 4,750,000 shares issuable upon conversion of 118,750 shares of our Series B preferred stock held by Veronica W, LLC, which is controlled by Mr. Hochberg, 950,000 shares issuable upon exercise of a warrant held by Veronica, and 87,496 shares purchasable by Mr. Hochberg within 60 days under an option agreement.

(6)	Includes 2,000,000 shares held by Mr. Alosa directly, 500,000 shares held jointly with his spouse, and 112,496 shares purchasable by Mr. Alosa within 60 days under an option agreement.
(7)
Includes 7,500,000 shares and 1,500,000 shares issuable upon exercise of warrants, both of which are held by the investment fund of 824 Highway 3 Investments, L.P., of which Mr. Harris is a principal, and 33,335 shares purchasable by Mr. Harris within 60 days under an option agreement.  Mr. Harris disclaims beneficial ownership of these shares and warrants.

(8)	Includes 40 shares of our common stock issuable upon conversion of each shares of our Series B preferred stock.
(9)	Includes 970,990 shares held directly by RSIV, LLC and 100,000 shares issuable upon conversion of 100,000 shares of our Series A preferred stock held by RSIV, LLC.
(10)
Based upon total votes of all outstanding shares of our capital stock.  Our Series A preferred stock votes as a class with our common stock on the basis of 750 votes per share of Series A preferred stock.  Our Series B preferred stock vote with our common stock on the basis of 40 votes per share of Series B preferred stock.

Change in Control Transactions

We are not aware of any arrangements that may at some subsequent date result in a change in control of us.

Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2014 and 2013 paid to our chief executive officer and our two other most highly compensated executive officers as of December 31, 2014. In this report, we refer to these individuals as our named executive officers.

Summary Compensation Table

Name and		Salary	Total
Principal Position	Year	($)	($)
Ronald A. Woessner	2014	$180,000	180,000
Chief Executive Officer	2013	180,000	180,000
Barry W. Wilson	2014	144,000	144,000
Chief Financial Officer	2013	144,000	144,000
Russell D. Chaney	2014	120,000	120,000
Chairman of the Board	2013	120,000	120,000

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth the equity awards outstanding at December 31, 2014 for each of the named executive officers.

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald A. Woessner (1)	2,000,000	---	$0.09	7/27/2020	---	---
Barry W. Wilson (2)	1,250,000	---	$0.08	9/1/2020	---	---
Russell D. Chaney (3)	150,000	---	$0.09	12/16/2019	---	---

(1)
Mr. Woessner received options to purchase 2,000,000 shares of our common stock, vesting in 12 equal quarterly installments, beginning on November 27, 2010, and 2,000,000 shares of restricted common stock, vesting in 12 equal quarterly installments, beginning on December 1, 2010.  These options and restricted stock shares are fully vested.

(2)	Mr. Wilson received options to purchase 1,250,000 shares of our common stock, vesting in 12 equal quarterly installments, beginning on December 1, 2010. These options are fully vested.
(3)	Mr. Chaney’s spouse, an employee, received options to purchase 150,000 shares of our common stock, vesting in sixty equal monthly installments, beginning January 16, 2010.

401(k) Plan

We offer a tax qualified defined contribution 401(k) Profit Sharing Plan that covers all full time employees.  Our employees are eligible to participate in the plan upon their initial employment.  We made no matching contributions to participants in 2014 or 2013.  Expenses relating to the 401(k) plan were approximately $1,308 for the fiscal year ended December 31, 2014 and $1,258 for the fiscal year ended December 31, 2013.  We have no other plans that provide for the payment of retirement benefits or benefits that will be paid primarily after retirement.

Employment Contracts, Termination of Employment and Change in Control

In April 2008, when we completed the transaction with PostInk Technology, LP, in which PostInk became our wholly-owned subsidiary, we assumed the obligations of PostInk under existing employment agreements with Russell D. Chaney, our new Chief Executive Officer, and J. Shane Rapp, our new President.  In April 2009, we entered into amended and restated employment agreements with Mr. Chaney and Mr. Rapp, described below, primarily to clarify that Mr. Chaney and Mr. Rapp will continue as employees of COPsync, and not PostInk, and to clarify certain other terms of the employment agreements.  Pursuant to the amended and restated employment agreements, Mr. Chaney and Mr. Rapp agreed to forgo grants of nonqualified options and shares of restricted stock described in the original employment agreements with PostInk.

Under an employment agreement dated April 29, 2009, we agreed to employ Mr. Chaney as our Chief Executive Officer (currently Mr. Woessner) at a base salary of not less than $160,000, which may not be reduced without Mr. Chaney’s consent.  Mr. Chaney has voluntarily agreed to accept a reduced salary of $120,000, and to forego 401(k) matching and life insurance coverage, until we become profitable or we raise sufficient funding to sustain our operations. Mr. Chaney is also eligible for discretionary bonuses and other incentives, including stock incentives, as determined by our board of directors.  Under the agreement, we must provide Mr. Chaney with a term life insurance policy in the amount of $350,000, payable to beneficiaries designated by Mr. Chaney, and match his contributions to our 401(k) plan at 100%.  The employment agreement has an initial term through December 31, 2015, with successive one-year renewal terms unless either party gives 30 days prior notice to the contrary.  If we terminate Mr. Chaney for any reason other than for “cause” or Mr. Chaney terminates his employment for “good reason,” as such terms are defined in the employment agreement, prior to the end of the initial term or any renewal term, Mr. Chaney is entitled to a lump sum payment equal to the lesser of 200% of the remaining base salary for the initial term or renewal term, as the case may be, or $1,500,000.  In the event we experience a change in control, Mr. Chaney may terminate his employment agreement for “good reason.”  Additionally, Mr. Chaney has agreed to return all confidential information to us upon his termination, and to not solicit our customers or employees or compete with us for two years after the termination of his employment.

 Under an employment agreement dated April 29, 2009, we agreed to employ Mr. Rapp as our President at a base salary of not less than $115,000 through April 1, 2010, at which point Mr. Rapp’s base salary increases to not less than $130,000, which may not be reduced without Mr. Rapp’s consent. Mr. Rapp has voluntarily agreed to accept a reduced salary of $91,000, and to forego 401(k) matching and life insurance coverage, until we become profitable or we raise sufficient funding to sustain our operations. .Mr. Rapp is also eligible for discretionary bonuses and other incentives, including stock incentives, as determined by our board of directors.  Under the agreement, we must provide Mr. Rapp with a term life insurance policy in the amount of $350,000, payable to beneficiaries designated by Mr. Rapp, and match his contributions to our 401(k) plan at 100%.  The employment agreement has an initial term through December 31, 2015, with successive one-year renewal terms unless either party gives 30 days prior notice to the contrary.  If we terminate Mr. Rapp for any reason other than for “cause” or Mr. Rapp terminates his employment for “good reason,” as such terms are defined in the employment agreement, prior to the end of the initial term or any renewal term, Mr. Rapp is entitled to a lump sum payment equal to the lesser of 200% of the remaining base salary for the initial term or renewal term, as the case may be, or $1,500,000.  In the event we experience a change in control Mr. Rapp may terminate his employment agreement for “good reason.”  Additionally, Mr. Rapp has agreed to return all confidential information to us upon his termination, and to not solicit our customers or employees or compete with us for two years after the termination of his employment.

Under a stock restriction agreement entered into as of August 27, 2010, we issued to Mr. Woessner 2,000,000 restricted shares of our common stock, which shares were conveyed to us by Mr. Chaney for the purpose of making the grant to Mr. Woessner.  The restricted stock vested ratably in twelve quarterly installments, beginning December 1, 2010.  All of the shares of restricted stock were fully vested at December 31, 2013.

Under a stock option agreement dated August 27, 2010, we granted Mr. Woessner options to purchase 2,000,000 shares of our common stock, with an exercise price of $0.09 per share, under our 2009 Long-Term Incentive Plan.  These options vested quarterly during a three-year period and at a ratable amount, beginning on November 27, 2010.  These options were fully vested at December 31, 2013.

Under a stock option agreement dated September 1, 2010, we granted Mr. Wilson options to purchase 1,250,000 shares of our common stock, with an exercise price of $0.08 per share, under our 2009 Long-Term Incentive Plan.  These options vested quarterly during a three-year period and at a ratable amount, beginning on December 1, 2010.  These options were fully vested at December 31, 2013.

Director Compensation

Except for the compensation to which Mr. Chaney and Mr. Rapp are entitled pursuant to the terms of their respective employment agreements, and the compensation to which Mr. Woessner is entitled in connection with his service as our Chief Executive Officer, none of Mr. Chaney, Mr. Rapp or Mr. Woessner receives any further compensation for service on our board of directors.

Our practice for compensating outside directors provides for an annual issuance of stock options to purchase shares of our common stock at a future date.  The program consists of the grant of an option to purchase 50,000 shares of our common stock at the time of initial election to our board of directors, and an annual grant of an option to purchase 25,000 shares of our common stock in January of each year, assuming the director has served at least six months on our board of directors at the time of the option grant.  The vesting of the stock options is over a three-year period, with 33% vesting on the one-year anniversary of the date of grant, and the remainder vesting ratably over the next eight quarters. This arrangement will be superseded by Amendment No. 3 of the 2009 Long-Term Incentive Plan, as amended. Amendment No. 3 provides in relevant part that an outside Board member shall be awarded a 50,000 automatic option grant upon his or her initial election or appointment in addition to an annual 60,000 option on the first business day of each year, provided he or she has served on the Board at least six months.

Summary Director Compensation Table

			Stock	Option
		Fees	Awards	Awards	Total
Director's Name	Year	($)	($)	($)	($)
Joel Hochberg (1)	2013	-	-	$2,250	$2,250
	2014	-	-	$1,840	$1,840
Joseph Alosa (2)	2013	-	-	$2,250	$2,250
	2014	-	-	$1,840	$1,840
Robert Harris (3)	2013	-	-	-	-
	2014	-	-	$1,840	$1,840
Totals		-	-	$10,020	$10,020

(1)	Mr. Hochberg received options to purchase 25,000 shares of common stock at an exercise price of $0.10 per share on January 2, 2013, and on January 2, 2014, respectively.
(2)	Mr. Alosa received options to purchase 25,000 shares of common stock at an exercise price of $0.10 per share on January 2, 2013 and January 2, 2014, respectively.
(3)
Mr. Harris did not receive a stock option grant 2013 because he had not served on the Board for the preceding 6 months at the time of the 2013 grant. Mr. Harris received options to purchase 25,000 shares of common stock at an exercise price of $0.10 per share on January 2, 2014.

Transactions with Related Persons, Promoters and Certain Control Persons

We do not believe any of our non-employee directors has a material relationship with us that could interfere with his ability to exercise independent judgment in carrying out his responsibilities.

We have adopted a practice requiring that any material transaction between us and persons or entities affiliated with our officers, directors or principal stockholders be on terms no less favorable to us than reasonably could have been obtained in arms’ length transactions with independent third parties and must be approved by disinterested members of our board of directors.

On September 14, 2012, 824 Highway 3 Investments, L.P., for which Robert Harris, who became a member of our board of directors on November 9, 2012, is a principal, purchased 2,500,000 shares of our common stock, and four year warrants to acquire an additional 500,000 shares of our common stock, for $250,000 in cash.  On November 14, 2012, 824 Highway 3 Investments, L.P. purchased an additional 5,000,000 shares of our common stock, and four year warrants to acquire an additional 1,000,000 shares of our common stock, for $500,000 in cash.  The exercise price for the warrant to purchase 1,000,000 warrant shares is $0.20 per share, and the exercise price for the warrant to purchase 500,000 shares is $0.10 per share.

In December 2012, Ronald A. Woessner, our chief executive officer, loaned us $120,000, which was evidenced by a demand promissory note bearing interest at the annual rate of 3%.  In February 2013, we issued a convertible promissory note in the original principal amount of $120,534, the amount of the principal and accrued interest of the demand note, which replaced the demand note. This convertible note bears 3% interest per annum and is due on March 31, 2016. In August 2013, we issued Mr. Woessner a convertible promissory note in the original principal amount of $40,000. This convertible note bears 3% interest per annum and is also due on March 31, 2016. In October 2013, we issued a convertible promissory note in the original principal amount of $60,000. This note was subsequently paid and reissued in the name of Mr. Woessner’s spouse in November 2013. The November note bears 3% interest per annum and is due on March 31, 2016. All of the foregoing outstanding convertible notes may be converted at the holder’s option into shares of the Company’s common stock at a conversion price of $0.10 per share.

In November 2013, the Company executed two short-term notes payable in the aggregate of $313,477 with an equipment financing company that is owned by Mr. Alosa, one of our outside directors.  The purpose of the two notes was to finance the purchase of certain third-party equipment to be sold to contracted customers.  Both notes were originally scheduled to mature in May 2014. The maturity dates for both notes have been extended by the financing company for two consecutive six-month periods, with the current maturity date in May 2015. Both notes bear interest at 16% per annum, are payable upon maturity, and collateralized by the third-party equipment being procured.

Corporate Governance

Board of Directors and Committees

Our board of directors currently consists of six members.  Members of our board of directors are elected from time-to-time either at a meeting of stockholders or via majority written consent, and serve until a successor has been elected and qualified or their earlier death, resignation or removal.  The holders of record of our Series B Preferred Stock, who vote together with the holders of Common Stock and not as a separate class, are entitled to elect one member of our board of directors so long as at least 175,000 shares of our Series B Preferred Stock are outstanding.  Mr. Hochberg currently serves as the director elected by the Series B Preferred Stock.  Joseph R. Alosa and Robert Harris were appointed as members of our board of directors in June 2011 and November 2012, respectively.  Vacancies on our board are filled by a majority vote of the remaining members of our board.

To date, our board of directors has not established a nominating committee, a compensation committee or an audit committee, and the entire board of directors acts as our audit committee.  Our board of directors has determined that no member of the board of director’s meets the criteria of an “audit committee financial expert,” as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934.  The Company believes that the cumulative business and financial knowledge of its current Board members is sufficient, in light of the lack of complexity of the Company’s accounting matters, to adequately provide oversight of the Company’s financial affairs.

We have not made any material changes to the procedures by which our stockholders may recommend nominees to our board of directors since the date of our definitive proxy statement for our 2009 Annual Meeting of Stockholders.

Code of Ethics

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Both the Company’s chief executive officer and chief financial officer were former senior executives of a NASDAQ publicly-traded company and were bound by a code of ethics at that company. They are familiar with the ethical and legal requirements pertaining to persons in their positions. Any code of ethics adopted by the Company would be substantially similar to that code of ethics and, hence, the lack of a “formal” code of ethics at the Company is a formality and not a matter of substance.

Index of Exhibits

Exhibit No.	Description of Exhibit

4.1	Amendments to COPsync, Inc.’s 2009 Long-Term Incentive Plan

Miscellaneous and Other Matters

Other Business

The Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of the majority of the shares of our stock.

Reports to Security Holders

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files reports, documents and other information with the SEC. These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet website that contains periodic and other reports, proxy and information statement and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q can be accessed through the SEC website or are available from the Company, without charge, by first-class mail or other equally prompt means of delivery within one business day of the Company’s receipt of a written or oral request directed to us at P.O. Box 802108, Dallas, Texas 75380-2108.

Stockholders Sharing an Address

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting the Company at: COPsync, Inc., P.O. Box 802108, Dallas, Texas 75380-2108, Attention: Investor Relations, or by calling (972) 865-6192.

******************************************

By Order of the Board of Directors

Ronald A. Woessner
Chief Executive Officer